UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2019

ENTERPRISE PRODUCTS PARTNERS L.P.
    (Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

1100 Louisiana, 10th Floor Houston, Texas 77002 (Address of Principal Executive Offices, including Zip Code)
(713) 381-6500 (Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Units	EPD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

   Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.
364-Day Revolving Credit Agreement
On September 10, 2019, Enterprise Products Operating LLC, a Texas limited liability company (“EPO”) and the operating subsidiary of Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”), entered into a 364-Day Revolving Credit Agreement among EPO, as Borrower; Citibank, N.A. as Administrative Agent; JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., MUFG Bank, Ltd., Suntrust Bank and Wells Fargo Bank, National Association, as Co-Syndication Agents; Barclays Bank PLC, Royal Bank of Canada, Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia, Houston Branch, and The Toronto-Dominion Bank, New York Branch, as Co-Documentation Agents; and the lenders party thereto (the “364-Day Credit Agreement”). Under the terms of the 364-Day Credit Agreement, EPO may borrow up to $1.5 billion (which may be increased by up to $200 million to $1.7 billion at EPO’s election, provided certain conditions are met) at a variable interest rate for a term of 364 days, subject to the terms and conditions set forth therein.
The 364-Day Credit Agreement replaces EPO’s existing 364-Day Revolving Credit Agreement, dated as of September 12, 2018 (which provided for an aggregate borrowing capacity of $2.0 billion and had a maturity date of September 11, 2019), among EPO, Citibank N.A., as Administrative Agent, and the lenders party thereto.  EPO may use the proceeds from loans under the 364-Day Credit Agreement for working capital, capital expenditures, acquisitions and other company purposes.
EPO’s obligations under the 364-Day Credit Agreement are not secured by any collateral; however, they are guaranteed by the Partnership pursuant to a Guaranty Agreement (the “364-Day Guaranty Agreement”). Amounts borrowed under the 364-Day Credit Agreement mature on September 8, 2020, although EPO may, between 15 and 60 days prior to the maturity date, elect to have the entire principal balance then outstanding continued as non-revolving term loans for a period of one additional year, payable on September 8, 2021.
In addition to interest payments on outstanding borrowings, on a quarterly basis, EPO is required to pay a facility fee on each lender’s commitment irrespective of commitment usage. The facility fee amount and the applicable rate spread for loans under the 364-Day Credit Agreement will vary based on EPO’s senior debt credit rating.
The 364-Day Credit Agreement contains customary representations, warranties, covenants (affirmative and negative) and events of default, the occurrence of which would permit the lenders to accelerate the maturity date of amounts borrowed under the 364-Day Credit Agreement. The 364-Day Credit Agreement also restricts EPO’s ability to pay cash distributions to the Partnership if an event of default (as defined in the 364-Day Credit Agreement) has occurred and is continuing at the time such distribution is scheduled to be paid or would result therefrom.
The descriptions of the 364-Day Credit Agreement and the 364-Day Guaranty Agreement in this Item 1.01 are qualified in their entirety by reference to the full text of the 364-Day Credit Agreement and the 364-Day Guaranty Agreement, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

First Amendment to Multi-Year Revolving Credit Agreement

On September 10, 2019, EPO entered into a First Amendment to Revolving Credit Agreement among EPO, as Borrower; Wells Fargo Bank, National Association, as Administrative Agent; Citibank, N.A., JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., MUFG Bank, Ltd., and Suntrust Bank, as Co-Syndication Agents; Barclays Bank PLC, Royal Bank of Canada, Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia, Houston Branch, and The Toronto-Dominion Bank, New York Branch, as Co-Documentation Agents; and the lenders party thereto (the “First Amendment”).  The First Amendment amends that certain Revolving Credit Agreement dated September 13, 2017 among the Company, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto (the “Multi-Year Credit Agreement”).  The First Amendment reduces the borrowing capacity under the Multi-Year Credit Agreement from $4.0 billion to $3.5 billion (which may be increased by up to $500 million to $4.0 billion at EPO’s election provided certain conditions are met) and extends the maturity date out five years to September 10, 2024, although the maturity date may be extended at EPO’s request (up to two requests) for a one-year extension of the maturity date by delivering a request prior to the maturity date and with the consent of required lenders as set forth under the Multi-Year Credit Agreement.

The description of the First Amendment in this Item 1.01 is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 10, 2019, EPO entered into the 364-Day Credit Agreement and the First Amendment. The information relating to the 364-Day Credit Agreement and related 364-Day Guaranty Agreement as well as the First Amendment, as set forth under Item 1.01, is incorporated by reference into this Item 2.03. The 364-Day Credit Agreement is filed as Exhibit 10.1 hereto, the 364-Day Guaranty Agreement is filed as Exhibit 10.2 hereto, and the First Amendment is filed as Exhibit 10.3 hereto, and each is incorporated herein by reference.

As of September 10, 2019, EPO had (i) no borrowings outstanding under the 364-Day Credit Agreement or the Multi-Year Credit Agreement and (ii) consolidated liquidity of approximately $5.8 billion, consisting of available borrowing capacity under the credit agreements described above and unrestricted cash on hand.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

10.1	364-Day Revolving Credit Agreement, dated as of September 10, 2019 among Enterprise Products Operating LLC, the Lenders party thereto, and Citibank, N.A. as Administrative Agent.
10.2	Guaranty Agreement, dated as of September 10, 2019, by Enterprise Products Partners L.P. in favor of Citibank, N.A., as Administrative Agent.
10.3
First Amendment to Revolving Credit Agreement, dated as of September 10, 2019, among Enterprise Products Operating LLC, the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.
	By:	Enterprise Products Holdings LLC, its General Partner

Date: September 11, 2019	By:	/s/ R. Daniel Boss
	Name:	R. Daniel Boss
	Title:	Senior Vice President ̶ Accounting and Risk Control

	By:	/s/ Michael W. Hanson
	Name:	Michael W. Hanson
	Title:	Vice President and Principal Accounting Officer

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